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                                                                     Exhibit 4.2

                              ISILON SYSTEMS, INC.

             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                  JULY 19, 2006

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                                TABLE OF CONTENTS

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A. Amendments of Prior Rights Agreement; Waiver of Right of First Offer.................................     2

   1. Registration Rights...............................................................................     2

      1.1       Definitions.............................................................................     2
      1.2       Request for Registration................................................................     4
      1.3       Company Registration....................................................................     5
      1.4       Form S-3 Registration...................................................................     5
      1.5       Obligations of the Company..............................................................     6
      1.6       Furnish Information.....................................................................     8
      1.7       Expenses of Registration................................................................     8
      1.8       Underwriting Requirements...............................................................     9
      1.9       Delay of Registration...................................................................    10
      1.10      Indemnification.........................................................................    10
      1.11      Reports Under Securities Exchange Act of 1934...........................................    12
      1.12      Assignment of Registration Rights.......................................................    12
      1.13      Limitations on Subsequent Registration Rights...........................................    13
      1.14      Lock-Up Agreement.......................................................................    13
      1.15      Termination of Registration Rights......................................................    14

   2. Covenants of the Company..........................................................................    14

      2.1       Delivery of Financial Statements........................................................    14
      2.2       Inspection..............................................................................    15
      2.3       Right of First Offer....................................................................    15
      2.4       Like Treatment of Holders...............................................................    17
      2.5       Termination of Covenants................................................................    17
      2.6       Travel Expenses.........................................................................    17

   3. Miscellaneous.....................................................................................    18

      3.1       Termination of Entire Agreement.........................................................    18
      3.2       Successors and Assigns..................................................................    18
      3.3       Amendments and Waivers..................................................................    18
      3.4       Notices.................................................................................    18
      3.5       Severability............................................................................    18
      3.6       Governing Law...........................................................................    18
      3.7       Counterparts............................................................................    18
      3.8       Titles and Subtitles....................................................................    19
      3.9       Aggregation of Stock....................................................................    19
      3.10      Delays or Omissions.....................................................................    19
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                              ISILON SYSTEMS, INC.

             FOURTH AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

      This Fourth Amended and Restated Investors' Rights Agreement (the "Agreement") is made as of the 19th day of July, 2006, by and among Isilon Systems, Inc., a Delaware corporation (the "Company"), the holders of the Company's Series A Preferred Stock set forth on Exhibit A attached hereto (the "Series A Holders"), the holders of Series B Preferred Stock also set forth on Exhibit A hereto (the "Series B Holders"), the holders of Series C Preferred Stock also set forth on Exhibit A hereto (the "Series C Holders"), the holders of Series D Preferred Stock also set forth on Exhibit A hereto (the "Series D Holders"), the holders of Series E Preferred Stock also set forth on Exhibit A hereto (the "Series E Holders" and together with the Series A Holders, Series B Holders, Series C Holders and Series D Holders, the "Investors"), Silicon Valley Bancshares as assignee of Silicon Valley Bank ("SVB"), Horizon Technology Funding Company II LLC and Horizon Technology Funding Company III LLC (together, the "Horizon Entities") and collectively with SVB, the "Warrant Holders") and Paul Mikesell and Sujal Patel, each of whom is herein referred to as a "Founder."

      For the avoidance of doubt, for purposes of this Agreement only, any Investor whose Series A, Series B, Series C, Series D or Series E Preferred Stock, as applicable, of the Company is converted by special mandatory conversion to Series A-1, Series B-1, Series C-1, Series D-1, Series E-1 Preferred Stock or any other Series of Preferred Stock, as applicable, issued under Article IV, Section (B)8 or any similar successor provision of the Company's Fifth Amended and Restated Certificate of Incorporation, shall be deemed hereunder to be a holder of Series A, Series B, Series C, Series D or Series E Preferred Stock, as applicable, and shall continue to be included in the definition of "Investor." All references to Series A, Series B, Series C, Series D and Series E Preferred Stock hereunder shall be deemed to include Series A-1, Series B-1, Series C-1, Series D-1 or Series E-1 Preferred Stock issued upon conversion thereof and any other Series of Preferred Stock issued under Article IV, Section (B)8 or any similar successor provision of the Company's Fifth Amended and Restated Certificate of Incorporation.

                                    RECITALS

      A. The Company, the Founders, SVB, the Series A Holders, the Series B Holders, the Series C Holders and the Series D Holders have previously entered into an Investors' Rights Agreement dated as of May 10, 2005, as amended (the "Prior Rights Agreement"), pursuant to which the Company granted the Founders, SVB, the Series A Holders, the Series B Holders the Series C Holders and the Series D Holders certain rights.

      B. The Company and the Series E Holders have entered into a Series E Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to the Series E Holders and the Series E Holders desire to purchase from the Company shares of the Company's Series E Preferred Stock. A condition to the Series E Holders' obligations under the Purchase Agreement is that the Company, the Founders, the Warrant Holders and the Investors enter into this Agreement in order to provide the Series E Holders with (i) certain rights to register shares of the Company's Common Stock issuable upon conversion of

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the Series E Preferred Stock held by the Series E Holders, (ii) certain rights to receive or inspect information pertaining to the Company, and (iii) a right of first offer with respect to certain issuances by the Company of its securities. The Company desires to induce the Series E Holders to purchase shares of Series E Preferred Stock pursuant to the Purchase Agreement by agreeing to the terms and conditions set forth herein.

      D. The Company, the Founders, SVB, the Series A Holders, the Series B Holders, the Series C Holders and the Series D Holders each desire to amend and restate the Prior Rights Agreement to add as parties to this Agreement and make certain other changes.

                                    AGREEMENT

      The parties hereby agree as follows:

      AMENDMENTS OF PRIOR RIGHTS AGREEMENT; WAIVER OF RIGHT OF FIRST OFFER. Effective and contingent upon execution of this Agreement by the Company and the holders of a majority of the Registrable Securities, as that term is defined in the Prior Rights Agreement, not including the Founders' Stock, as that term is defined in the Prior Rights Agreement, and upon closing of the transactions contemplated by the Purchase Agreement, the Prior Rights Agreement is hereby amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders, the Warrant Holders and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Founders, the Warrant Holders and the Investors with respect to registration rights of the Company's securities and the other rights set forth herein. The Series A Holders, Series B Holders, Series C Holders and Series D Holders that are Major Investors (as that term is defined in the Prior Rights Agreement) hereby waive the Right of First Offer, including the notice requirements, set forth in the Prior Rights Agreement with respect to the issuance of Series E Preferred Stock.

            1. REGISTRATION RIGHTS. The Company and the Investors covenant and agree as follows:

                  1.1 DEFINITIONS. For purposes of this Section 1:

                        (a) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document;

                        (b) The term "Registrable Securities" means (i) the shares of Common Stock issuable or issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock (but not including the SVB Warrant Stock and the Horizon Warrant Stock), other than shares for which registration rights have terminated pursuant to Section 1.15 hereof, (ii) the shares of Common Stock issued to the Founders (the "Founders' Stock"), provided, however, that for the purposes of Section 1.2, 1.4, 1.5(a) and 1.13 of this Agreement, the Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (iii) the Common Stock issued or issuable upon conversion of the SVB Warrant Stock, provided,

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however, that for the purposes of Sections 1.2, 1.5(a) and 1.13 of this
Agreement, such Common Stock shall not be deemed Registrable Securities and the holders of such shares shall not be deemed Holders, (iv) the Common Stock issued or issuable upon conversion of the Horizon Warrant Stock, provided, however, that for the purposes of Sections 1.2, 1.4, 1.5(a) and 1.13 of this Agreement, such Common Stock shall not be deemed Registrable Securities and the holders of such shares shall not be deemed Holders, and (v) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares listed in (i) through (iv) and deemed to be Registrable Securities thereunder; provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which his or her rights under this Agreement are not assigned. Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

                        (c) The number of shares of "Registrable Securities then outstanding" shall be the sum of the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities;

                        (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof to whom registration rights are assigned in accordance with Section 1.12 of this Agreement;

                        (e) The term "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor form under the Securities Act that permits significant incorporation by reference of the Company's subsequent public filings under the Securities Exchange Act of 1934;

                        (f) The term "SEC" means the Securities and Exchange Commission;

                        (g) The term "Qualified IPO" means a firm commitment underwritten public offering by the Company of shares of its Common Stock pursuant to a registration statement on Form S-1 under the Securities Act, the public offering price of which is not less than $3.6609 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and which results in aggregate cash proceeds to the Company of at least $25,000,000 (net of underwriting discounts and commissions);

                        (h) The term "SVB Warrants" means, taken together, the warrant to purchase Series A Preferred Stock issued to SVB on June 28, 2001 and the warrants to purchase Series C Preferred Stock issued to SVB on June 24, 2004 and March 10, 2005; and

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                        (i) The term "SVB Warrant Stock" means the shares of
Series A Preferred Stock and the shares of Series C Preferred Stock issuable upon exercise of the SVB Warrants.

                        (j) The term "Horizon Warrants" means, taken together, the warrants to purchase Series D Preferred Stock issued to Horizon Technology Funding Company II LLC and Horizon Technology Funding Company III LLC, each dated March 22, 2006.

                        (k) The term "Horizon Warrant Stock" means the shares of Series D Preferred Stock issuable upon exercise of the Horizon Warrants.

                  1.2 REQUEST FOR REGISTRATION.

                        (a) If the Company shall receive at any time after the earlier of (i) May 6, 2008, or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or an SEC Rule 145 transaction), a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of a majority of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with
Section 3.4.

                        (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the holders of a majority of the Registrable Securities held by the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the holders of a majority of the Registrable Securities held by the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number

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of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

                        (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for two (2) periods of not more than ninety (90) days individually, or one period of one hundred twenty (120) days in the aggregate in any twelve (12) month period.

                        (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this
Section 1.2:

                              (i) After the Company has effected three (3)
registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

                              (ii) If, within thirty (30) days of the Company's
receipt of a request pursuant to Section 1.2(a) hereof, the Company delivers notice to the Initiating Holders that the Company intends to file a registration subject to Section 1.3 hereof within sixty (60) days of the Company's delivery of such notice; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or

                              (iii) If the Initiating Holders propose to dispose
of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.4 below.

                  1.3 COMPANY REGISTRATION. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Securities Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.4, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

                  1.4 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

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                        (a) promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                        (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $2,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; (v) if the Company has effected two (2) registrations on Form S-3 in the prior twelve (12) month period; or (vi) during the period ending one hundred eighty (180) days after the effective date of a registration statement subject to Section 1.3.

                        (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

                  1.5 OBLIGATIONS OF THE COMPANY. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                        (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one hundred twenty (120) days; ; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold; provided, however, that such 120-day period shall not be extended for more than ninety (90) days (so that the entire

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period shall not exceed 210 days); and provided further, that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis; and provided further, that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement.

                        (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period of time described in Section 1.5(a) above.

                        (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                        (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                        (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                        (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, for the period of time described in Section 1.5(a) above.

                        (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

                        (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

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

                        (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                        (j) In the event of any underwritten public offering, cooperate with the Holders requesting registration pursuant to this Section, the underwriters participating in the offering and their counsel in any due diligence investigation reasonably requested by the Holders or the underwriters in connection therewith and participate, to the extent reasonably requested by the managing underwriter for the offering or the Holders, in efforts to sell the Registrable Securities under the offering (including without limitation, participating in "roadshow" meetings with prospective investors) that would be customary for underwritten primary offerings of a comparable amount of equity securities by the Company.

                        (k) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC.

                  1.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.4 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or if the anticipated aggregate offering price does not equal or exceed the $2,500,000 threshold set forth in subsection 1.4(b)(ii), whichever is applicable.

                  1.7 EXPENSES OF REGISTRATION.

                        (a) DEMAND REGISTRATION. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently

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withdrawn at the request of the Holders of a majority of the Registrable
Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain all of their rights pursuant to Section 1.2.

                        (b) COMPANY REGISTRATION AND REGISTRATION ON FORM S-3. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications of Registrable Securities pursuant to Section 1.3 and/or Section 1.4 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holder or Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company.

                  1.8 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any Holder's securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall exclude from the offering all securities held by selling stockholders other than the securities offered by the Company and the securities issuable or issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock and shall include in the offering only that number of such securities which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling Holders according to the total amount of securities entitled to be included therein owned by each selling Holder or in such other proportions as shall mutually be agreed to by such selling Holders) but in no event shall the amount of securities issuable or issued upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock be reduced below twenty-five percent (25%) of the total amount of securities included in such offering unless such offering is the initial public offering of the Company's securities, in which case, the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder's securities are included (including, without limitation, any Founder's Stock). For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, retired partners, members, stockholders, and affiliated entities of such holder, or the estates and family members of any such partners, retired partners, members and stockholders and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling Holder," and any pro-rata reduction with respect to such "selling Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling Holder," as defined in this sentence.

                  1.9 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.10 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

                        (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus or free-writing prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable to any Holder, underwriter or controlling person for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

                        (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided that in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

                        (c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

                        (d) If the indemnification provided for in this Section
1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                        (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                        (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                        (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

                        (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

                        (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                        (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                        1.12 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (a) any partner or retired partner of any Holder which is a partnership, (b) any family member or trust for the benefit of any individual Holder, (c) an affiliate (as defined below) of any Holder, (d) any transferee or assignee of at least one million (1,000,000) shares of such securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act; and provided, further, that no assignment or transfer may be made to a competitor of the Company, as determined by the Board of Directors, and transfer of registration rights to a partner, member or shareholder of any Investor may be made without restriction as to minimum shareholdings. In addition, the Horizon Entities may assign their rights to cause the Company to register Registrable Securities pursuant to this Section 1 in accordance with Section 9 of each of the Horizon Warrants.

                  1.13 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section
1.3 or 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

                  1.14 LOCK-UP AGREEMENT.

                        (a) LOCK-UP PERIOD; AGREEMENT. In connection with the initial public offering of the Company's securities and upon request of the Company or the underwriters managing such offering of the Company's securities, each Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company, however or whenever acquired (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company's initial public offering.

                        (b) LIMITATIONS. The obligations described in Section 1.14(a) shall apply only if all Founders, officers and directors of the Company, and all holders of at least 1% of the Company's outstanding Common Stock on an as-converted basis (other than such 1% or greater holders who, with the express prior approval of the Board of Directors of the Company, including a majority of the Preferred Directors (as defined in Section 2.3(d)), acquired their stock without the obligation to enter into the agreements described in Section 1.14(a)), enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act.

                        (c) STOP-TRANSFER INSTRUCTIONS. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions referenced in Section 1.14(a)).

                        (d) TRANSFEREES BOUND. Each Holder, Investor and Founder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 1.14, provided that this
Section 1.14(d) shall not apply to transfers pursuant to a registration statement or transfers 180 days after the effective date of the Company's initial registration statement subject to this Section 1.14.

                        (e) LEGEND. Each certificate representing any securities of the Company held by a Holder shall be stamped or otherwise imprinted with a legend substantially similar to the following:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD OF UP TO 180 DAYS IN THE EVENT OF AN INITIAL PUBLIC OFFERING, AS SET FORTH IN AN INVESTORS' RIGHTS AGREEMENT AMONG THE COMPANY AND THE ORIGINAL HOLDERS OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY."

                  1.15 TERMINATION OF REGISTRATION RIGHTS. No Holder shall be entitled to exercise any right provided for in this Section 1 (excluding the rights described in Section 1.10 hereof) after the earlier of (i) five (5) years following the consummation of a Qualified IPO, (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder's shares during a three (3)-month period without registration, or (iii) upon termination of the entire Agreement upon a change in control of the Company, as provided in Section 3.1.

            2. COVENANTS OF THE COMPANY.

                  2.1 DELIVERY OF FINANCIAL STATEMENTS. The Company shall deliver to each Holder of at least 2,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Registrable Securities or at least 1,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series E Preferred Stock (including shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock) (other than a Holder reasonably deemed by the Company to be a competitor of the Company):

                        (a) as soon as practicable, but in any event within one hundred eighty (180) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

                        (b) as soon as practicable, but in any event within forty five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter and the comparison of each to the then-current budget, as well as a management narrative explaining all significant deviations from forecasts and all significant current developments;

                        (c) within forty five (45) days of the end of each month, an unaudited income statement; a statement of cash flows for such month and a balance sheet as of the end of such month, in reasonable detail;

                        (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year (including annual capital and operating budgets, cash flow projections and income statements in reasonable detail), prepared on a monthly basis, and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                        (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so; and

                        (f) other information reasonably requested by such Holder, provided such Holder is not employed by or is not an affiliate (as defined below) of a competitor of the Company.

                  2.2 INSPECTION. The Company shall permit each Holder of at least 2,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Registrable Securities and Granite Global Ventures II L.P., so long as it continues to hold at least 500,000 shares of Series E Preferred Stock, or such Holder's authorized representative (except for a Holder or representative reasonably deemed by the Company to be a competitor of the Company), at such Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all during normal business hours as may be requested by such Holder or its authorized representative following reasonable notice to the Company; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information to any representative of such holder who is not an employee of an Investor without a duly executed confidentiality agreement between the Company and such representative.

                  2.3 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a "Major Investor" shall mean any person who holds (i) at least 2,000,000 shares of Common Stock issued or issuable upon conversion of the Series A, Series B, Series C, Series D and Series E Preferred Stock in the aggregate, or
(ii) at least 1,000,000 shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock (in each case, appropriately adjusted for any stock split, dividend, combination or other recapitalization). For purposes of this Section 2.3, Major Investor includes any general partners and affiliates of a Major Investor. A Major Investor who chooses to exercise the right of first offer may designate as purchasers under such right itself or its partners or affiliates in such proportions as it deems appropriate.

      Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

                        (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

                        (b) Within twenty (20) calendar days after delivery of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Major Investor bears to the total number of shares of Common Stock then outstanding assuming full conversion and exercise of all convertible or exercisable securities (such portion, with respect to each such Major Investor, the "Pro Rata Portion" and the aggregate number of such Shares subject to all of the Major Investors' Pro Rata Portions, the "Total Shares Amount"). Such purchase shall be completed at the same closing as that of any third party purchasers or at an additional closing thereunder. The Company shall promptly, in writing, inform each Major Investor that purchases all the shares available to it (each, a "Fully-Exercising Investor") of any other Major Investor's failure to do likewise (but only if the total number of Shares purchased is less than the Total Shares Amount). During the ten (10) day period commencing after receipt of such information, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion and exercise of all convertible or exercisable securities then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock then outstanding (assuming full conversion and exercise of all convertible or exercisable securities).

                        (c) The Company may, during the 45-day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of the Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                        (d) The right of first offer in this paragraph 2.3 shall not be applicable to (i) the issuance of securities in connection with stock splits or dividends; (ii) the issuance or sale of Common Stock (or options therefor) to employees, consultants and directors, pursuant to stock option or stock purchase plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, including a majority of the members of the Board of Directors serving as representatives of the holders of the Company's Preferred

Stock (the "Preferred Directors"); (iii) the issuance of securities to financial institutions, lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions, or similar transactions approved by the Board of Directors, including a majority of the Preferred Directors; (iv) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities currently outstanding; (v) the issuance of securities in connection with bona fide acquisition, merger or similar transactions, the terms of which have been approved by the Board of Directors, including a majority of Preferred Directors;
(vi) the issuance or sale of the Series E Preferred Stock pursuant to the Purchase Agreement, (vii) the issuance of common stock in an initial public offering registered under the Securities Act; or (viii) the issuance of securities to an entity, as a component of any strategic partnership or other business relationship with such entity not entered into primarily for capital-raising purposes and approved by the Board of Directors, including a majority of Preferred Directors. In addition to the foregoing, the right of first offer in this paragraph 2.3 shall not be applicable with respect to any Major Investor and any subsequent securities issuance, if (i) at the time of such subsequent securities issuance, the Major Investor is not an "accredited investor," as that term is then defined in Rule 501(a) under the Securities Act, and (ii) such subsequent securities issuance is otherwise being offered only to accredited investors.

                        (e) Notwithstanding the foregoing, the right of first offer in this Section 2.3 shall terminate with respect to any Major Investor who fails to purchase all of such Major Investor's Pro Rata Portion pursuant to this
Section 2.3.

                  2.4 LIKE TREATMENT OF HOLDERS. Neither the Company nor any of its affiliates shall, directly or indirectly, without the consent of the Board of Directors including the approval of a majority of the Preferred Directors, pay or cause to be paid any consideration, whether by way of interest, fee, payment for the redemptions or exchange of Series A, Series B, Series C, Series D or Series E Preferred Stock (together, the "Preferred Stock"), or otherwise, to any holder of Preferred Stock for or as an inducement to, or in connection with solicitation of, any consent, waiver or amendment of any terms or provisions of the Preferred Stock bound by such consent, waiver or amendment, whether or not such holders so consent, waive or agree to amend and whether or not such holders tender their Preferred Stock for redemption or exchange.

                  2.5 TERMINATION OF COVENANTS.

                        (a) The covenants set forth in Sections 2.1 through
Section 2.4 shall terminate as to each Holder and be of no further force or effect (i) immediately prior to the consummation of a Qualified IPO, or (ii) upon termination of the entire Agreement upon a change in control of the Company, as provided in Section 3.1.

                        (b) The covenants set forth in Sections 2.1 and 2.2 shall terminate as to each Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, if this occurs earlier than the events described in Section 2.5(a) above.

                  2.6 TRAVEL EXPENSES. The Company shall reimburse the reasonable and documented travel expenses, including coach class airfare, incurred by the non-employee Board members in connection with their physical attendance at Board of Directors meetings.

            3. MISCELLANEOUS.

                  3.1 TERMINATION OF ENTIRE AGREEMENT. This Agreement shall terminate upon a deemed liquidation pursuant to Article IV, Section B(2)(c)(i) of the Company's Fifth Amended and Restated Certificate of Incorporation, as such may be amended from time to time.

                  3.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties (including transferees of any of the Preferred Stock or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  3.3 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding, not including the Founders' Stock; provided that if such amendment would affect the Founders' Stock (i) in a manner different than securities issued to the Investors and (ii) in a manner adverse to the interests of the holders of the Founders' Stock, then such amendment also shall require the consent of the holder or holders of a majority of the Founders' Stock. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each party to the Agreement, whether or not such party has signed such amendment or waiver, each future holder of all such Registrable Securities, and the Company.

                  3.4 NOTICES. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax (upon customary notice of delivery), or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address or fax number as set forth on the signature pages hereto or as subsequently modified by written notice.

                  3.5 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

                  3.6 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

                  3.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  3.8 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  3.9 AGGREGATION OF STOCK. All shares of Series A, Series B, Series C, Series D and Series E Preferred Stock held or acquired by affiliated entities or persons or related venture funds shall be aggregated together for the purpose of determining the availability of any rights under this Agreement. For the purposes of this Agreement, "affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified and includes, without limitation any person meeting the definition of "affiliate" set forth in Rule 405 of the Securities Act.

                  3.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

                            [Signature Page Follows]

      The parties have executed this Fourth Amended and Restated Investors' Rights Agreement as of the date first above written.

                                      COMPANY:

                                      ISILON SYSTEMS, INC.,
                                      a Delaware corporation

                                      By: /s/ Steven Goldman
                                         ---------------------------------------
                                         Steven Goldman, President

                                      Address:
                                      3101 Western Avenue
                                      Seattle, WA 98121

                                      Fax: (206) 315-7501

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      FOUNDERS:

                                      /s/ Sujal Patel
                                      ------------------------------------------
                                      Sujal Patel

                                      Address: 3101 Western Avenue
                                               Seattle, WA 98121

                                      Fax: (206) 315-7501

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                      GRANITE GLOBAL VENTURES II L.P.

                                      By: Granite Global Ventures II L.L.C.,
                                      its General Partner

                                      By: /s/ Glenn Solomon
                                         ---------------------------------------
                                         Glenn Solomon
                                         Managing Director

                                      GGV II ENTREPRENEURS FUND L.P.

                                      By: Granite Global Ventures II L.L.C.,
                                      its General Partner

                                      By: /s/ Glenn Solomon
                                         ---------------------------------------
                                         Glenn Solomon
                                         Managing Director

                                      Address: 2494 Sand Hill Road, Suite 100
                                               Menlo Park, California 94025
                                      Fax: 650 475-2151

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                      FOCUS VENTURES II, L.P.

                                      By: Focus Ventures Partners II, L.P.

                                      By: /s/ James H. Boettcher
                                          --------------------------------------
                                          James H. Boettcher
                                          General Partner

                                      FV INVESTORS II QP, L.P.

                                      By: Focus Ventures Partners II, L.P.

                                      By: /s/ James H. Boettcher
                                          --------------------------------------
                                          James H. Boettcher
                                          General Partner

                                      FV INVESTORS II A, L.P.

                                      By: Focus Ventures Partners II, L.P.

                                      By: /s/ James H. Boettcher
                                          --------------------------------------
                                          James H. Boettcher
                                          General Partner

                                      Address: 525 University Avenue
                                               Suite 1400
                                               Palo Alto, CA 94301

                                      Fax: (650) 325-8400

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                      LEHMAN BROTHERS VENTURE
                                      PARTNERS 2003-C, L.P.

                                      By: Lehman Brothers Venture GP Partnership
                                          2003 L.P.,
                                      Its:  General Partner

                                      By:   Lehman Brothers Venture Associates
                                            2003 LLC,
                                      Its:  General Partner

                                      By:   /s/ Brian Paul
                                            ------------------------------------
                                            Brian Paul
                                            Vice President

                                      LEHMAN BROTHERS VENTURE
                                      PARTNERS 2003-P, L.P.

                                      By: Lehman Brothers Venture GP Partnership
                                          2003 L.P.,
                                      Its:  General Partner

                                      By:   Lehman Brothers Venture Associates
                                            2003 LLC,
                                      Its:  General Partner

                                      By:   /s/ Brian Paul
                                            ------------------------------------
                                            Brian Paul
                                            Vice President

                                      Address: 155 Linfield Drive
                                               Menlo Park, CA 94025
                                      Fax:     (650) 289-4900

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                               LEHMAN BROTHERS VENTURE CAPITAL
                               2003 PARTNERSHIP

                               By:  Lehman Brothers Venture Associates
                                    2003 LLC,
                               Its: General Partner

                               By:  LB I Group Inc.,
                               Its: General Partner

                               By:  /s/ Brian Paul
                                    -------------------------------------------
                                    Brian Paul
                                    Vice President

                               LEHMAN BROTHERS P.A. LLC

                               By:  /s/ Brian Paul
                                    -------------------------------------------
                                    Brian Paul
                                    Vice President

                               LEHMAN BROTHERS VENTURE CAPITAL PARTNERS II, L.P.

                               By:   Lehman Brothers Venture Associates II LLC,
                               Its:  General Partner

                               By:  /s/ Brian Paul
                                    -------------------------------------------
                                    Brian Paul
                                    Vice President

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                   LEHMAN BROTHERS PARTNERSHIP
                                   ACCOUNT 2000/2001, L.P.

                                   By:  Lehman Brothers Partnership GP
                                        2000/2001, L.P.,
                                   Its: General Partner

                                   By:  LB I Group Inc.,
                                   Its: General Partner

                                   By:  /s/ Brian Paul
                                        ----------------------------------------
                                        Brian Paul
                                        Vice President

                                   LEHMAN BROTHERS OFFSHORE PARTNERSHIP
                                   ACCOUNT 2000/2001, L.P.

                                   By:  Lehman Brothers Offshore
                                        Partnership GP 2000/2001, L.P.,
                                   Its: General Partner

                                   By:  Lehman Brothers Offshore Partners Ltd.,
                                   Its: General Partner

                                   By:  /s/ Brian Paul
                                        ----------------------------------------
                                        Brian Paul
                                        Vice President

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                      SEQUOIA CAPITAL X
                                      SEQUOIA TECHNOLOGY PARTNERS X
                                      SEQUOIA CAPITAL X PRINCIPALS FUND

                                      By:  SCX Management, L.L.C.
                                           A Delaware Limited Liability Company
                                           General Partner of Each

                                      By:    /s/ Doug Leone
                                            ------------------------------------
                                            (signature)

                                      Name:  Doug Leone
                                            ------------------------------------
                                            (print name)

                                      Title: Managing Member

                                      Address: 3000 Sand Hill Road
                                               Building 4, Suite 280
                                               Menlo Park, CA 94025

                                      Fax:     (650) 854-2977

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                      ATLAS VENTURE FUND V, L.P.
                                      ATLAS VENTURE PARALLEL FUND V-A C.V.
                                      ATLAS VENTURE ENTREPRENEURS' FUND V, L.P.

                                      By:   Atlas Venture Associates V, L.P.
                                      Its:  General Partner

                                      By:   Atlas Venture Associates V, Inc.
                                      Its:  General Partner

                                      By:   /s/ Jeanne Larkin Henry
                                            -----------------------------------
                                            (signature)

                                      Name: Jeanne Larkin Henry
                                            -----------------------------------
                                            (print name)

                                      Title: VP

                                      Address: 890 Winter Street, Suite 320
                                               Waltham, MA 02451

                                      Fax:     (781) 622-1701

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                      MADRONA VENTURE FUND I-A, LP

                                      By:    Madrona Investment Partners, LLC,
                                      Its:   General Partner

                                      By:      /s/ Matthew McIlwain
                                             -----------------------------------
                                             (signature)

                                      Name:    Matthew McIlwain
                                             -----------------------------------
                                             (print name)

                                      Title: Managing Director

                                      MADRONA VENTURE FUND I-B, LP

                                      By:    Madrona Investment Partners, LLC,
                                      Its:   General Partner

                                      By:      /s/ Matthew McIlwain
                                             -----------------------------------
                                             (signature)

                                      Name:    Matthew McIlwain
                                             -----------------------------------
                                             (print name)

                                      Title: Managing Director

                                      MADRONA MANAGING DIRECTOR FUND, LLC

                                      By:      /s/ Matthew McIlwain
                                             -----------------------------------
                                             (signature)

                                      Name:    Matthew McIlwain
                                             -----------------------------------
                                             (print name)

                                      Title: Managing Director

                                      Address: 1000 Second Avenue, Suite 3700
                                               Seattle, WA 98104
                                      Fax:     (206) 674-8703

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                      INVESTORS:

                                        /s/ Sujal Patel
                                      ------------------------------------------
                                      Sujal Patel

                                      Address: 3101 Western Avenue
                                               Seattle, WA 98121

                                      Fax: (206) 315-7501

       [SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

INVESTOR:
Rolling Bay Ventures LLC
a Washington limited
liability company

By: /s/ Geoffrey R. Entress
Geoffrey R. Entress



[SIGNATURE PAGE TO ISILON SYSTEMS, INC. FOURTH AMENDED AND RESTATED
                          INVESTORS' RIGHTS AGREEMENT]

                                    EXHIBIT A
                                    INVESTORS

      CLOSING: JULY 19, 2006

                                           NO. OF SHARES OF  NO. OF SHARES OF  NO. OF SHARES OF  NO. OF SHARES OF  NO. OF SHARES OF
                                               SERIES A          SERIES B          SERIES C          SERIES D         SERIES E
                   INVESTOR NAME           PREFERRED STOCK    PREFERRED STOCK  PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK
                   -------------           ----------------  ----------------  ----------------  ----------------  ----------------
Granite Global Ventures II L.P.                      -0-               -0-               -0-                -0-        1,083,607
GGV II Entrepreneurs Fund L.P.                       -0-               -0-               -0-                -0-           22,679
Focus Ventures II, L.P.                              -0-               -0-               -0-          3,260,192          100,266
FV Investors II QP, L.P.                             -0-               -0-               -0-            128,691            3,958
FV Investors II A, L.P.                              -0-               -0-               -0-             42,898            1,319
Lehman Brothers Venture Capital
 Partners II, L.P.                                   -0-               -0-         1,049,645            419,735           45,190
Lehman Brothers P.A. LLC                             -0-               -0-           737,014            294,720           31,731
Lehman Brothers Partnership
 Account 2000/2001, L.P.                             -0-               -0-           332,061            132,786           14,296
Lehman Brothers Offshore Partnership
 Account 2000/2001, L.P.                             -0-               -0-            86,120             34,438            3,708
Lehman Brothers Venture Capital
 2003 Partnership                                    -0-               -0-         1,023,939            409,456           44,083
Lehman Brothers Venture
 Partners 2003-C, L.P.                               -0-               -0-         1,683,502            673,204           72,480
Lehman Brothers Venture
 Partners 2003-P, L.P.                               -0-               -0-         1,754,386            701,550           75,532
Sequoia Capital X                                    -0-        12,960,526         4,837,823          3,824,316          676,583
Sequoia Technology Partners X                        -0-         1,921,053           696,828            550,845           97,453
Sequoia Capital X Principals Fund                    -0-         1,565,789           431,341            340,977           60,324
Atlas Venture Fund V, L.P.                     8,645,432         7,797,528         5,797,773          4,679,817          827,934
Atlas Venture Parallel Fund V-A C.V.           1,073,900           968,577           720,175            581,307          205,684
Atlas Venture Parallel Fund V-B C.V.           1,073,900           968,577           720,175            581,307              -0-
Atlas Venture Entrepreneurs' Fund V, L.P.        143,910           129,797            96,509             77,899           13,782

                                           NO. OF SHARES OF  NO. OF SHARES OF  NO. OF SHARES OF  NO. OF SHARES OF  NO. OF SHARES OF
                                               SERIES A          SERIES B          SERIES C          SERIES D         SERIES E
                   INVESTOR NAME           PREFERRED STOCK    PREFERRED STOCK  PREFERRED STOCK   PREFERRED STOCK   PREFERRED STOCK
                   -------------           ----------------  ----------------  ----------------  ----------------  ----------------
Madrona Venture Fund I-A, LP                   5,786,870         5,219,343         4,552,701          3,231,931          577,908
Madrona Venture Fund I-B, LP                     629,835           568,052           495,496            351,749           62,897
Madrona Managing Director Fund LLC               760,439           685,850           598,249            424,693           75,940
Sujal Patel                                      698,057            21,930             8,333              2,080              -0-
Paul Mikesell                                    116,343            10,965             8,333              2,080              -0-
Rolling Bay Ventures LLC                         114,286            16,447            75,000             25,999              -0-
Daniel S. Weld                                       -0-            16,446            50,000             25,999              -0-
WS Investment Company, LLC                           -0-               -0-            52,930                -0-              -0-
CLEF, L.P.                                           -0-               -0-            25,000                -0-              -0-
Eastman Kodak Company                                -0-               -0-         1,666,667                -0-              -0-
VLG Investments, LLC                              45,715            35,087               -0-                -0-              -0-
UBS Financial Services, Inc. FBO Craig
 Sherman                                           5,714             4,386               -0-                -0-              -0-
CNA Trust Corporation TTEE VLG 401(k)
 Retirement Savings Plan FBO
 Mark Handfelt                                     5,714               -0-               -0-                -0-              -0-
John C. Morrow                                       -0-             4,384               -0-                -0-              -0-

                                      -2-